UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2004

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17876 St. Clair Avenue, Cleveland, Ohio		44110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2004, the Board of Directors of Brush Engineered Materials Inc. (the "Company") made certain changes to the benefit arrangements for executive officers and directors in response to the passage of the American Jobs Creation Act of 2004 (the "Jobs Act"), which added a new section to the Internal Revenue Code of 1986, as amended (the "Code"), Section 409A, imposing new requirements on deferred compensation arrangements. As part of these changes, the Board of Directors authorized and approved two new deferred compensation plans:

(1) the Brush Engineered Materials Inc. Executive Deferred Compensation Plan II and
(2) the Brush Engineered Materials Inc. 2005 Deferred Compensation Plan for Nonemployee Directors.

The Company's current Key Employee Share Option Plan (the "KESOP"), a copy of which has been previously filed, will be "frozen" after December 31, 2004, meaning that no further compensation reduction elections and option grants will be allowed under the KESOP after December 31, 2004. To replace the benefit previously being earned under the KESOP, the Board of Directors authorized and approved the Brush Engineered Materials Inc. Executive Deferred Compensation Plan II ("Plan II"), a copy of which is attached. Plan II is designed to comply with the Jobs Act. A brief description of Plan II (as compared to the KESOP) follows:

The KESOP permitted the Organization and Compensation Committee of the Board of Directors (the "Compensation Committee") to award options in designated property to selected employees. In practice, the Compensation Committee awarded discounted options in certain mutual funds for compensation foregone by employees along with a matching amount. The compensation employees could forego under the KESOP was their base salary and bonus in excess of the limitations imposed by Sections 401(a)(17) of the Code, and the match equaled the match the employees would have received under the Brush Engineered Materials Inc. Savings and Investment Plan (the "Savings Plan") if such foregone compensation had been contributed to the Savings Plan (without regard to the limitations imposed by Section 401(a)(17) and 415 of the Code). Plan II does not involve the award of options, but instead permits selected employees to defer a portion of base salary and/or bonus, which deferred amount is credited to a bookkeeping account and is deemed invested in certain mutual funds. The amount that may be deferred by employees under Plan II is generally limited to the amount that was permitted under the KESOP in practice, except for a transition period for 2005 in which all base salary may be deferred. Plan II credits the employees with nonelective deferred compensation equal to 3% of compensation in excess of the limits imposed on compensation taken into account by reason of Code Section 401(a)(17) (or other percentage to maintain parity with the Savings Plan's match) and permits other nonelective credits as determined by the Compensation Committee. Plan II permits distribution only upon termination of employment in a single lump sum payment or annual installments payable over three or five years, subject to the provisions of the Jobs Act. Options under the KESOP could be exercised at any time during the period beginning on the 184th day after the grant date and ending on the third anniversary of the employee's termination of employment or the 15th anniversary of the grant date. Plan II also includes a number of other technical provisions necessary to comply with the Jobs Act (e.g., such as restrictions on distributions to certain key employees).

In addition, no rights or benefits were being earned under the Company's (1) Supplemental Retirement Benefit Plan (the "SERP"), a copy of which has been previously filed, and the Company's Executive Deferred Compensation Plan ("Plan I"), a copy of which has been previously filed, both the SERP and Plan I were "frozen" as of December 7, 2004. Because there are no outstanding obligations under Plan I, Plan I will be discontinued.

The foregoing description of the Plan II is qualified in its entirety by reference to the full text of Plan II, a copy of which has been filed as an exhibit hereto and incorporated herein by this reference.

The second new plan adopted by the Board of Directors on December 7, 2004 in response to the Jobs Act was the Brush Engineered Materials Inc. 2005 Deferred Compensation Plan for Nonemployee Directors (the "2005 Plan"). The 2005 Plan will replace the 1992 Deferred Compensation Plan for Non-employee Directors (the "1992 Plan") with respect to the deferral of cash compensation earned after December 31, 2004. The 1992 Plan was also amended to terminate the participants' rights to elect to receive early distributions subject to a penalty. The principal difference between the 1992 Plan, as amended, and the 2005 Plan is that the 2005 Plan does not offer alternative investment media for deferred compensation but requires all deferrals to be invested in Common Shares of the Company.

The foregoing description of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which has been filed as an exhibit hereto and incorporated herein by this reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 7, 2004, Richard J. Hipple, President of Alloy Products of Brush Wellman Inc., a wholly owned subsidiary of the Company, was designated as an Executive Officer of the Company for purposes of Section 16 of the Securities & Exchange Act of 1934 as amended.

Mr. Hipple joined Brush Wellman in July 2001 and served as its Vice President of Strip Products from July 2001 until May 2002 at which time he was promoted to President of Alloy Products. Prior to joining Brush, Mr. Hipple was President of LTV Steel Company, a business unit of The LTV Corporation. Prior to running LTV's steel business, Mr. Hipple held numerous positions in Engineering, Strategic Planning and Procurement since 1975 at LTV. LTV filed for chapter 11 bankruptcy protection in December of 2000.

Mr. Hipple's Severance Agreement (the "Agreement), entered into on March 4, 2003, states that in the event of a "change in control" of the Company as defined in this agreement, the executive's employment is termined by the Company or one of its affiliates except for cause, or he resigns within one month after the first anniversary of the change, or the nature and scope of his duties worsens or certain other adverse changes occur and the Board of Directors so decides, then severance benefits will apply. Severance benefits include rights to a lump sum payment of two times salary; incentive compensation; any special awards; the continuation of retiree medical and life insurance benefits for two years; and a lump sum payment equal to the sum of the present value of any bonus he would have received under any long-term incentive plan (assuming attainment of the plan target rate), any retirement benefits he would have earned during the next two years and the cash value of certain other benefits. All equity incentive awards also vest, and all stock options become fully exercisable, if the severance benefits are applicable.

Item 8.01. Other Events.

On December 7, 2004, the Board of Directors approved Amendment No. 1, dated as of December 7, 2004 (the "Amendment"), to the Rights Agreement, dated as of May 10, 2000 (the "Rights Agreement"), between the Company and National City Bank, N.A., as rights agent ("National City"). The amendment removed National City as rights agent and appointed LaSalle National Bank, N.A. as successor rights agent.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by this reference. Copies of the Rights Agreement are available free of charge from the Company.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. N/A
(b) Pro Forma Financial Information. N/A
(c) Exhibits

4.1 Amendment No. 1, dated as of December 7, 2004, to the Rights
Agreement, dated as of May 10, 2000, between the Company and
National City Bank, N.A., as rights agent

10.1 Brush Engineered Materials Inc. Executive Deferred Compensation Plan
II, dated as of December 7, 2004.

10.2 Brush Engineered Materials Inc. 2005 Deferred Compensation Plan for
Nonemployee Directors, dated as of December 7, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

December 13, 2004	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Amendment No. 1, dated as of December 7, 2004, to the Rights Agreement, dated as of May 10, 2000, between the Company and National City Bank, N.A. as rights agent
10.1	Brush Engineered Materials Inc. Executive Deferred Compensation Plan II
10.2	Brush Engineered Materials Inc. 2005 Deferred Compensation Plan for Nonemployee Directors